UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

Harvard Illinois Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53935	27-2238553
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

58 North Ayer Street, Harvard Illinois	60033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (815) 943-5261

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 23, 2013, Harvard Illinois Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of three directors, an advisory, non-binding resolution with respect to the Company’s executive compensation as described in the Company’s proxy statement, an advisory, non-binding resolution with respect to the frequency that stockholders will vote on the Company’s executive compensation, and the ratification of independent registered public accountants. Under plurality voting, the three nominees who received the most “FOR” votes were elected as directors. The Company’s stockholders elected the Board of Director’s three nominees, Michael P. Feeney, William D. Schack and Steven D. Garrels, as directors for three year terms. The final tabulation of voting results for the election of directors as set forth in the report of the independent inspector of elections is set forth below.

Board of Directors Nominees:	For	Withheld	Broker non-votes

Michael P. Feeney	434,199	8,538	0

William D. Schack	429,936	12,801	0

Steven D. Garrels	434,199	8,538	0

Opposition Nominee:	For	Withheld	Broker non-votes

Mark S. Saladin	289,903	2,225	0

The Company’s stockholders also adopted the advisory, non-binding resolution to approve the Company’s executive compensation as described in the Company’s proxy statement. A breakdown of votes cast on this proposal is set forth below.

For	Against	Abstain	Broker non-votes

452,871	281,369	625	0

With respect to the advisory, non-binding resolution concerning the frequency that stockholders will vote on the Company’s executive compensation, the Company’s stockholders approved the “ONE YEAR” option. A breakdown of votes cast on this proposal is set forth below.

One Year	Two Years	Three Years	Abstain	Broker non-votes

689,144	43,723	600	1,398	0

The Company’s stockholders also ratified the appointment of BKD, LLP as independent registered public accountants for the year ending December 31, 2013, by the votes indicated below:

For	Against	Abstain	Broker non-votes

728,168	6,697	0	0

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.

DATE: May 30, 2013	By:	/s/Duffield J. Seyller III
Duffield J. Seyller III
President and Chief Executive Officer